Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports First Quarter Fiscal 2022 Results

First Quarter Highlights Include:
Revenues of $225 million increased 9% over prior year
Executing on 1MPACT value creation initiative
Announced agreement to acquire Avalex Technologies

ANDOVER, Mass. November 2, 2021 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2022, ended October 1, 2021.
Management Comments
“The Company’s first quarter financial performance was in line with our expectations,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We expect to deliver substantial year-over-year growth in bookings in FY22, weighted toward the second half, as well as a positive book-to-bill for the year and solid growth in our backlog. This should set the stage for strong results in FY23, including a return to high single-digit to low double-digit organic growth. We anticipate elevated risk levels for the remainder of the fiscal year due to the potential of a prolonged defense budget continuing resolution, federal vaccination mandate and supply chain constraints though we are diligently managing and mitigating those risks. During the quarter, we continued executing on our 1MPACT value creation initiative and are progressing as planned on the expected savings in this fiscal year. We also announced a definitive agreement to acquire Avalex Technologies, which scales our global avionics and mission systems capabilities.”
First Quarter Fiscal 2022 Results
Total Company first quarter fiscal 2022 revenues were $225.0 million, compared to $205.6 million in the first quarter of fiscal 2021. The first quarter fiscal 2022 results included an aggregate of approximately $41.3 million of revenue attributable to the Physical Optics Corporation and Pentek acquired businesses.

Mercury Reports First Quarter Fiscal 2022 Results, Page 2

Total Company GAAP net (loss) income for the first quarter of fiscal 2022 was $(7.1) million, or $(0.13) per share, compared to $15.8 million, or $0.29 per share, for the first quarter of fiscal 2021. Adjusted earnings per share (“adjusted EPS”) was $0.41 per share for the first quarter of fiscal 2022, compared to $0.51 per share in the first quarter of fiscal 2021.
First quarter fiscal 2022 adjusted EBITDA for the total Company was $38.3 million, compared to $42.8 million for the first quarter of fiscal 2021.
Cash flows from operating activities in the first quarter of fiscal 2022 were $(2.0) million, compared to $22.9 million in the first quarter of fiscal 2021. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(7.4) million for the first quarter of fiscal 2022 and $12.0 million for the first quarter of fiscal 2021.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the first quarter of fiscal 2022 were $199.3 million, yielding a book-to-bill ratio of 0.89 for the quarter.
Mercury’s total backlog at October 1, 2021 was $883.9 million, a $57.8 million increase from a year ago. Of the October 1, 2021 total backlog, $553.9 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2022. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter and Fiscal 2022 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the second quarter of fiscal 2022 and full fiscal 2022 are to the quarter ending December 31, 2021 and to the 52-week period ending July 1, 2022.

For the second quarter of fiscal 2022, revenues are forecasted to be in the range of $215.0 million to $225.0 million. GAAP net income for the second quarter is expected to be approximately $0.3 million to $1.0 million, or $0.00 to $0.02 per share, assuming no incremental acquisition costs, other non-operating adjustments, or non-recurring financing in the period, and
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 3

approximately 55.7 million weighted average diluted shares outstanding. Adjusted EBITDA for the second quarter of fiscal 2022 is expected to be in the range of $38.0 million to $41.0 million. Adjusted EPS is expected to be in the range of $0.39 to $0.43 per share.
For the full fiscal year 2022, revenues are forecasted to be in the range of $1.00 billion to $1.03 billion, and GAAP net income of $54.6 million to $59.7 million, or $0.98 to $1.07 per share, assuming no incremental acquisition costs, other non-operating adjustments, or non-recurring financing in the period, and approximately 55.7 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $220.0 million to $227.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.51 to $2.60 per share.
Recent Highlights
October – Mercury announced that Mitch Stevison joined the Company as executive vice president and chief growth officer, effective October 4, 2021. Reporting to Mark Aslett, Mercury’s president and chief executive officer, Dr. Stevison will drive and align the Company’s growth strategy across the enterprise to achieve its growth objectives.
September – Mercury announced that it signed a definitive agreement to acquire Avalex Technologies Corporation (“Avalex”). Based in Gulf Breeze, Fla., Avalex is a provider of mission-critical avionics, including rugged displays, integrated communications management systems, digital video recorders, and warning systems.
September – Mercury announced it had successfully demonstrated the Model 8256 Sensor Open Systems Architecture™ (SOSA) aligned Development Platform at the U.S. Army - FACE™ and SOSA Technical Interchange Meeting, proving true heterogenous interoperability with SOSA aligned products from several suppliers.
September – Mercury announced that Thomas Huber had joined the Company as executive vice president and chief transformation officer, effective September 7, 2021. Reporting to Mark Aslett, Mercury’s president and chief executive officer, Mr. Huber will lead the Company’s 1MPACT strategic value creation initiative announced in its fourth-quarter fiscal 2021 earnings release.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 4

September – Mercury announced that five of its products were recognized among the most innovative solutions in aerospace and defense products and systems by the judges of the 2021 Military & Aerospace Electronics Innovators Awards program.
August – Mercury launched its new avionics data recorder, storage, and transfer systems. The innovative systems are purpose-built to provide air and operations crews with intuitive high-speed secure and reliable data exchange.
August – Mercury announced it received a $17 million order from the U.S. Naval Air Warfare Center’s Aircraft Division (NAWC-AD) for Advanced Data Transfer Systems (ADTS) for deployment across multiple rotary-wing and tilt-rotor platforms.
August – Mercury announced that its Torrance, Calif. facility was recognized by Lockheed Martin Rotary and Mission Systems (RMS) for its exemplary contributions to delivering advanced products and services in 2020.
July – Mercury announced the SCFE6931 processing module, the first in the industry to incorporate integrated artificial intelligence (AI) processing functionality. The 6U OpenVPX ™ heterogeneous processing module delivers performance improvements up to 20× more than today's fastest FPGA implementations and 100× more than today's fastest CPU implementations.
July – Mercury announced that it is teaming with CoreAVI to provide CoreAVI’s safety-certified graphics, video, and GPU compute solutions to aerospace and defense customers. The licensing agreement between the companies addresses the growing demand for safety-critical solutions and open standards platforms in the defense market.
July – Mercury announced its new line of safety-certifiable 3U OpenVPX™ SOSA-aligned avionics modules designed to accelerate critical avionics applications and streamline subsystem development and platform safety certification.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 5

Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, November 2, 2021, to discuss the first quarter fiscal 2022 results and review its financial and business outlook going forward.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a minimum of 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 6

About Mercury Systems – Innovation That Matters®
Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 7

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth, cost savings and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 8

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	October 1,	July 2,
	2021	2021

Assets
Current assets:
Cash and cash equivalents	$95,804	$113,839
Accounts receivable, net	106,831	128,807
Unbilled receivables and costs in excess of billings	194,367	162,921
Inventory	234,403	221,640
Prepaid income taxes	11,815	782
Prepaid expenses and other current assets	18,465	15,111
Total current assets	661,685	643,100

Property and equipment, net	128,694	128,524
Goodwill	805,315	804,906
Intangible assets, net	297,137	307,559
Operating lease right-of-use assets	67,797	66,373
Other non-current assets	4,466	4,675
Total assets	$1,965,094	$1,955,137

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$73,385	$47,951
Accrued expenses	30,414	24,652
Accrued compensation	32,890	40,043
Deferred revenues and customer advances	30,635	38,177
Total current liabilities	167,324	150,823

Deferred income taxes	26,717	28,810
Income taxes payable	7,467	7,467
Long-term debt	200,000	200,000
Operating lease liabilities	72,010	71,508
Other non-current liabilities	12,096	12,383
Total liabilities	485,614	470,991

Shareholders’ equity:
Preferred stock	—	—
Common stock	555	552
Additional paid-in capital	1,111,613	1,109,434
Retained earnings	367,359	374,499
Accumulated other comprehensive loss	(47)	(339)
Total shareholders’ equity	1,479,480	1,484,146
Total liabilities and shareholders’ equity	$1,965,094	$1,955,137
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	October 1, 2021	October 2, 2020
Net revenues	$225,013	$205,621
Cost of revenues(1)	136,604	117,502
Gross margin	88,409	88,119

Operating expenses:
Selling, general and administrative(1)	36,956	32,904
Research and development(1)	28,882	27,417
Amortization of intangible assets	13,734	7,731
Restructuring and other charges	12,274	1,297
Acquisition costs and other related expenses	2,138	—
Total operating expenses	93,984	69,349

(Loss) income from operations	(5,575)	18,770

Interest income	9	72
Interest expense	(595)	—
Other expense, net	(1,420)	(846)

(Loss) income before income taxes	(7,581)	17,996
Income tax (benefit) provision	(441)	2,198
Net (loss) income	$(7,140)	$15,798

Basic net (loss) earnings per share	$(0.13)	$0.29

Diluted net (loss) earnings per share	$(0.13)	$0.29

Weighted-average shares outstanding:
Basic	55,376	54,883
Diluted	55,376	55,339

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$559	$295
Selling, general and administrative	$7,561	$5,676
Research and development	$1,407	$1,213

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	October 1, 2021	October 2, 2020
Cash flows from operating activities:
Net (loss) income	$(7,140)	$15,798
Depreciation and amortization	21,490	12,997
Other non-cash items, net	5,804	4,531
Changes in operating assets and liabilities	(22,160)	(10,397)

Net cash (used in) provided by operating activities	(2,006)	22,929

Cash flows from investing activities:
Purchases of property and equipment	(5,377)	(10,978)
Other investing activities	(3,237)	—

Net cash used in investing activities	(8,614)	(10,978)

Cash flows from financing activities:
Proceeds from employee stock plans	—	2
Payments for retirement of common stock	(7,316)	(66)

Net cash used in financing activities	(7,316)	(64)

Effect of exchange rate changes on cash and cash equivalents	(99)	397

Net (decrease) increase in cash and cash equivalents	(18,035)	12,284

Cash and cash equivalents at beginning of period	113,839	226,838

Cash and cash equivalents at end of period	$95,804	$239,122

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 13

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 14

effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 1, 2021	October 2, 2020
Net (loss) income	$(7,140)	$15,798
Other non-operating adjustments, net	417	(182)
Interest expense (income), net	586	(72)
Income tax (benefit) provision	(441)	2,198
Depreciation	7,756	5,266
Amortization of intangible assets	13,734	7,731
Restructuring and other charges	12,274	1,297
Impairment of long-lived assets	—	—
Acquisition and financing costs	2,633	841
Fair value adjustments from purchase accounting	(1,661)	—
Litigation and settlement expense, net	376	187
COVID related expenses	183	2,319
Stock-based and other non-cash compensation expense	9,573	7,367
Adjusted EBITDA	$38,290	$42,750

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 15

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 1, 2021	October 2, 2020
Cash (used in) provided by operating activities	$(2,006)	$22,929
Purchases of property and equipment	(5,377)	(10,978)
Free cash flow	$(7,383)	$11,951

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	October 1, 2021		October 2, 2020
Net (loss) income and (loss) earnings per share	$(7,140)	$(0.13)	$15,798	$0.29
Other non-operating adjustments, net	417		(182)
Amortization of intangible assets	13,734		7,731
Restructuring and other charges	12,274		1,297
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,633		841
Fair value adjustments from purchase accounting	(1,661)		—
Litigation and settlement expense, net	376		187
COVID related expenses	183		2,319
Stock-based and other non-cash compensation expense	9,573		7,367
Impact to income taxes(1)	(7,829)		(7,024)
Adjusted income and adjusted earnings per share	$22,560	$0.41	$28,334	$0.51

Diluted weighted-average shares outstanding		55,376		55,339

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	October 1, 2021	October 2, 2020
Organic revenue	$183,732	$205,621
Acquired revenue	41,281	—
Net revenues	$225,013	$205,621

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2021
Fiscal Year Ending July 1, 2022
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending		Fiscal Year Ending
	December 31, 2021(1)		July 1, 2022(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$300	$1,000	$54,600	$59,700

Adjust for:
Other non-operating adjustments, net	—	—	400	400
Interest expense, net	700	700	2,700	2,700
Income tax provision	900	3,100	19,100	20,900
Depreciation	8,200	8,200	33,700	33,700
Amortization of intangible assets	13,400	13,400	49,800	49,800
Restructuring and other charges	5,200	5,200	19,600	19,600
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	4,600	4,600
Fair value adjustments from purchase accounting	200	200	(1,200)	(1,200)
Litigation and settlement expense, net	—	—	400	400
COVID related expenses	—	—	200	200
Stock-based and other non-cash compensation expense	8,500	8,500	36,200	36,200
Adjusted EBITDA expectation	$38,000	$41,000	$220,000	$227,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2021
Fiscal Year Ending July 1, 2022
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending December 31, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$300	$—	$1,000	$0.02
Other non-operating adjustments, net	—		—
Amortization of intangible assets	13,400		13,400
Restructuring and other charges	5,200		5,200
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	8,500		8,500
Impact to income taxes(2)	(6,300)		(5,300)
Adjusted income and adjusted earnings per share expectation	$22,000	$0.39	$23,700	$0.43

Diluted weighted-average shares outstanding expectation		55,700		55,700

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2022 Results, Page 20

	Fiscal Year Ending July 1, 2022(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$54,600	$0.98	$59,700	$1.07
Other non-operating adjustments, net	400		400
Amortization of intangible assets	49,800		49,800
Restructuring and other charges	19,600		19,600
Impairment of long-lived assets	—		—
Acquisition and financing costs	4,600		4,600
Fair value adjustments from purchase accounting	(1,200)		(1,200)
Litigation and settlement expense, net	400		400
COVID related expenses	200		200
Stock-based and other non-cash compensation expense	36,200		36,200
Impact to income taxes(2)	(25,000)		(25,000)
Adjusted income and adjusted earnings per share expectation	$139,600	$2.51	$144,700	$2.60

Diluted weighted-average shares outstanding expectation		55,700		55,700

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY